Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------


We consent to the use, in the registrations statement on Form SB2 of IVPSA Corporation, of our report dated September 26, 2007 on our audit of the financial statements of IVPSA Corporation as of August 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception August 14, 2006 through August 31, 2007 and for the period then ended, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada
    October 26, 2007



             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702)253-7511 Fax (702)253-7501